NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

PURSUIT Reports 2025 SECOND Quarter Results

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Delivered strong second quarter 2025 performance with significant year-over-year growth
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Raising guidance for full year 2025 growth

DENVER, August 6, 2025 -- Pursuit Attractions and Hospitality, Inc. (“Pursuit”) (NYSE: PRSU) today reported results for the 2025 second quarter and raised guidance for the 2025 full year.

David Barry, Pursuit’s President and Chief Executive Officer, commented, “As expected, we delivered strong double-digit growth in the second quarter across revenue, income from continuing operations, and adjusted EBITDA compared to the prior year. Our proven growth strategy continues to generate strong returns as we invest in enhancing and repositioning our existing experiences, while expanding our collection of assets in iconic destinations with perennial demand. Additionally, our acquisition of Tabacón Thermal Resort & Spa in early July, a one-of-a-kind attraction-focused resort in Costa Rica, further strengthens our global footprint and unlocks meaningful long-term growth opportunities."

Barry added, "For the second quarter, revenue increased 15% compared to the prior year with very strong flowthrough to adjusted EBITDA, reflecting continued healthy demand for our differentiated and authentic guest experiences and the power of our collection model. We saw significant growth both in visitors and revenue per visitor. On a same-store constant-currency basis, attraction effective ticket price grew 11 percent and lodging RevPAR grew 9 percent as compared to the prior year. And with a favorable mix of higher-margin attraction revenue growth and continued cost discipline, we grew adjusted EBITDA 49% year-over-year."

Barry continued, "We are excited to be in our peak summer season delivering exceptional guest experiences, and our advance booking pace remains strong. With our solid first half of the year performance, favorable foreign exchange rate trends, and the acquisition of Tabacón, we are raising our full year guidance. We now expect 2025 full year adjusted EBITDA to be in the range of $108 million to $118 million, up $10 million from our prior guidance. We believe that we remain well-positioned to drive sustainable growth and long-term shareholder value."

Financial Highlights*

	Three months ended June 30,
(in millions, except per share data)	2025	2024	$ Change	% Change

Revenue	$116.7	$101.2	$15.5	15.4%
Net Income Attributable to Pursuit	$5.6	$29.3	$(23.7)	(80.7%)
Income (Loss) from Continuing Operations	4.5	(0.4)	4.9	***
Income from Discontinued Operations	1.1	29.7	(28.6)	(96.2%)
Adjusted Net Income**	10.1	0.2	9.9	***
Diluted EPS Attributable to Pursuit	$0.20	$0.98	$(0.78)	(79.6%)
Adjusted EPS**	0.36	(0.06)	0.42	***
Adjusted EBITDA**	$29.7	$19.9	$9.8	49.2%

* In December 2024, we completed the sale of our GES business and, as a result, we have accounted for the GES business as a discontinued operation. All amounts and disclosures for all periods presented in this press release and supplemental earnings presentation reflect only the continuing operations unless otherwise noted.

** Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

*** Change is greater than +/- 100 percent

In addition to the commentary below, further information regarding our financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the "Investors" section of our website, and in the financial tables accompanying this press release.

Second Quarter Results

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Revenue of $116.7 million increased by $15.5 million (15.4%) from the 2024 second quarter driven by continued momentum in guest demand and the compelling value of our experiences. Attractions ticket revenue growth was particularly strong with healthy increases in both visitors and effective ticket prices.
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Net income was $5.6 million as compared to $29.3 million in the prior year period. The year-over-year change was primarily driven by the sale of GES in 2024. Our income from continuing operations attributable to Pursuit was $4.5 million as compared to a loss from continuing operations of $0.4 million in the prior year period.
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During the 2025 second quarter, we completed a legacy pension termination to improve long-term financial flexibility, resulting in a largely non-cash, pre-tax charge of approximately $5.4 million.
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Our adjusted net income* was $10.1 million as compared to $0.2 million in the prior year. This adjusted net income excludes income from discontinued operations and other non-recurring expenses, including the legacy pension termination charge, as detailed in the non-GAAP reconciliation tables that accompany this press release. The year-over-year change primarily reflects higher adjusted EBITDA.
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Adjusted EBITDA* of $29.7 million increased by $9.8 million year-over-year primarily due to higher revenue, with strong margin flow-through driven by a favorable mix of higher-margin attraction revenue and continued cost discipline.

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Balance Sheet and Liquidity Highlights

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Our total liquidity was $208.6 million at June 30, 2025, comprising cash and cash equivalents of $24.7 million and $183.9 million of capacity available on our $200 million revolving credit facility.
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On July 1, 2025, we completed the acquisition of Tabacón Thermal Resort & Spa for approximately $111 million, subject to certain post-closing adjustments. Our pro forma liquidity was approximately $98 million, after giving effect to payment of the Tabacón purchase price.
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Total debt was $86.9 million and our net leverage ratio was 0.6x at the end of the second quarter. On a pro forma basis for the acquisition of Tabacón, our net leverage ratio was 1.5x, below our target range of 2.5x to 3.5x.

New Share Repurchase Authorization

On August 4, 2025, our Board of Directors approved a new share repurchase authorization for up to $50 million of Pursuit’s common stock.

We continue to focus on accelerating strategic growth investments through our proven Refresh, Build, Buy strategy. This authorization complements our disciplined capital allocation approach and is designed to enable an opportunistic share repurchase methodology based on the value of the shares.

Repurchases may be made from time to time through open market purchases, including through Rule 10b5-1 trading plans, or otherwise, as market conditions and business considerations warrant and at our discretion. The Board’s authorization has no expiration date.

This authorization replaces and supersedes the Company’s previously suspended share repurchase authorization for up to 546,283 shares of common stock.

Refresh, Build, Buy Growth Investments

Refresh, Build, Buy is our roadmap for smart capital deployment and delivering accelerated growth into the future. REFRESH is about improving our existing assets where we see opportunities to improve the guest and team member experience and maximize returns. BUILD is about creating new and amazing experiences that are connected to iconic locations and bring new revenue streams with economies of scale and scope. BUY is about strategically acquiring one-of-a-kind businesses, bringing them onto the Pursuit platform, and improving their financial performance.

In July 2025, we completed the $111 million acquisition of Tabacón Thermal Resort & Spa, a unique year-round attraction-focused luxury resort located in Costa Rica's highly sought-after Arenal region. This acquisition aligns with our strategy of investing in high-quality experiential assets in iconic travel destinations with strong perennial demand. Tabacón strengthens our geographic and seasonal diversification, and we see a clear path to value creation through operational enhancements and significant long-term growth opportunities. It also marks a meaningful step in building a collection of experiences in a new market and accelerating our long-term growth trajectory.

We continue to have an active pipeline of potential acquisitions. Additionally, we’ve identified more than $200 million of Refresh and Build investments that we believe we can execute over the next five years.

During 2025, we expect to invest approximately $38 million to $43 million in organic growth capital expenditures, including:

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The large-scale refresh of our year-round Forest Park Hotel Woodland Wing in Jasper National Park. The repositioning of this property is designed to meet market demand from the mass affluent leisure travelers that visit Jasper. The first phase of guest room renovations is complete and the next phase will commence during our upcoming off-peak season. This phased approach allows us to minimize disruption during our peak summer season, with full completion anticipated in 2026.
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The transformation and repositioning of our year-round Grouse Mountain Lodge to meet the demand for higher-end lodging in the mass affluent market of Whitefish, Montana. The refresh of this property, which will also be completed in phases, will dramatically improve the guest experience and create a compelling differentiated offering with close proximity to Glacier National Park. This first phase of the project will enhance the south wing of guest rooms and pool area and create a new event pavilion, with completion anticipated in 2026.
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The expansion of our Ice Odyssey tours in Jasper National Park to meet demand for this premium, small-group experience that allows guests to experience the Columbia Icefield. The Ice Odyssey tour had a successful pilot in 2024, and this expansion adds two additional 10-seat all-terrain vehicles for the 2025 season.

2025 Outlook

Based on continued demand for our authentic experiences, an improved exchange rate assumption between the Canadian Dollar and the U.S. Dollar, and the recent acquisition of Tabacón, we are raising our 2025 full year guidance. We now expect full year adjusted EBITDA* of $108 million to $118 million, an increase of $10 million (including approximately $7 million from revised exchange rate assumptions and approximately $3 million from the Tabacón acquisition) from our prior guidance range of $98 million to $108 million. This represents substantial adjusted EBITDA growth of $31 million to $41 million relative to 2024.

Our raised guidance is below.

(in millions)	Full Year 2025 Guidance	Full Year 2024 Actual
Revenue	Up ~20% at the midpoint vs. 2024	$366.5
Adjusted EBITDA*	$108 to $118	$77.1
Maintenance Capex	$30 to $35 (~7-8% of Revenue)	$36.1
Growth Capex	$38 to $43	$20.2
Total Capex	$71 to $76	$56.2

Our guidance is based on certain assumptions, including (1) recovery of Jasper leisure travel, (2) approximately $5 million to $7 million of adjusted EBITDA from the three tuck-in acquisitions completed during the fourth quarter 2024, (3) approximately $3 million of adjusted EBITDA from the Tabacón acquisition completed on July 1, 2025, (4) strong organic growth from continued guest experience improvements, demand for authentic experiential travel in iconic places, and focus on revenue and cost management, and (5) a revised exchange rate assumption of $0.72 (previously $0.69) between the Canadian Dollar and the U.S. Dollar for our operations in Canada. There continues to be uncertainty around the economic and geopolitical outlook, and the impact that may have on travel and consumer behavior.

*We have not quantitatively reconciled our guidance for adjusted EBITDA to our most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and start-up costs have not occurred, are out of our control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our results as reported under GAAP.

Conference Call Details

Management will host a conference call to review second quarter 2025 results on Wednesday, August 6, 2025, at 5 p.m. (Eastern Time).

A live audio webcast of the call will be available in listen-only mode through the "Events & Presentations" section of our website, where we will also post our earnings press release and an earnings presentation prior to the call.

The live call can also be accessed by dialing (404) 975-4839 or (833) 470-1428 and entering the access code 003370. To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login/LE9zwo49Bf86ap278WffrZqvfGsyDd1c3zW. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.

A replay of the call will be available on our website shortly after the conference call and, for a limited time, by dialing (929) 458-6194 or (866) 813-9403 and entering the access code 250197.

Additionally, we posted a supplemental earnings presentation, containing our financial results, trends and outlook, on the "Investors" section of our website prior to the conference call. We will refer to this presentation during the call.

About Pursuit

Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, Iceland, and Costa Rica. Pursuit’s elevated hospitality experiences include 17 world-class point-of-interest attractions and 29 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

For more information, visit pursuit.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding our expectations concerning the travel industry and the markets in which we operate; our expectations concerning our future financial performance, including our 2025 outlook and the related underlying assumptions; our growth plans and strategies, including with respect to investments, growth capital expenditures and acquisitions; our ability to opportunistically return capital to shareholders through share repurchases and other statements that are not historical fact. These forward-looking statements are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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general economic and geopolitical uncertainty in key global markets and a worsening of global economic conditions;
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seasonality of our businesses;
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the competitive nature of the industries in which we operate;
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travel industry disruptions;
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changes in consumer tastes and preferences for recreational activities;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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accidents and adverse incidents at our hotels and attractions;
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sufficiency and cost of insurance coverage;
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the impact of financial covenants on our operational and financial flexibility;
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risks of new capital projects not being commercially successful;
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our ability to fund capital expenditures;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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failure to adapt to technological developments or industry trends
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our inability to realize the full strategic, financial or operational benefits from the sale of the GES Business;
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conducting business globally;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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the importance of key members to our business;
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labor shortages;
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our exposure to cybersecurity attacks and threats;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
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our exposure to litigation in the ordinary course of business;

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changes in federal, state, local or foreign tax laws;
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extensive environmental requirements;
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volatility in our stock price; and
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stock price and trading volumes affected by reports issued by securities industry analysts.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as any future reports we may file with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Availability of Information on Pursuit Website

Pursuit routinely uses its investor relations website (investors.pursuit.com) to post presentations to investors and other important information, including information that may be material. Accordingly, Pursuit encourages investors and others interested in Pursuit to review the information it makes public on its investor relations website.

Contact

Investor Relations

Carrie Long or Michelle Porhola

(602) 207-2681

ir@pursuitcollection.com

Media Relations

Tanya Otis

totis@pursuitcollection.com

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Revenue:
Ticket, rooms, transportation, and other services revenue	88,063	76,050	12,013	15.8%	117,797	105,034	12,763	12.2%
Food and beverage and retail products revenue	28,680	25,151	3,529	14.0%	36,525	33,398	3,127	9.4%
Total revenue	$116,743	$101,201	$15,542	15.4%	$154,322	$138,432	$15,890	11.5%

Cost of food and beverage and retail products sold	(8,871)	(8,377)	(494)	(5.9%)	(11,156)	(10,914)	(242)	(2.2%)
Operating expenses (exclusive of depreciation and amortization shown separately below) (Note A)	(62,563)	(59,793)	(2,770)	(4.6%)	(100,990)	(100,167)	(823)	(0.8%)
Selling, general, and administrative expenses (Note B)	(15,729)	(13,695)	(2,034)	(14.9%)	(32,894)	(26,537)	(6,357)	(24.0%)
Depreciation and amortization	(11,073)	(11,182)	109	1.0%	(22,041)	(20,945)	(1,096)	(5.2%)
Other expense, net (Note C)	(5,962)	(309)	(5,653)	**	(6,319)	(619)	(5,700)	**
Interest expense, net	(1,928)	(3,937)	2,009	51.0%	(3,392)	(6,859)	3,467	50.5%
Income (loss) from continuing operations before income taxes	10,617	3,908	6,709	**	(22,470)	(27,609)	5,139	18.6%
Income tax expense (Note D)	(3,021)	(2,772)	(249)	(9.0%)	(1,155)	(1,118)	(37)	(3.3%)
Income (loss) from continuing operations	7,596	1,136	6,460	**	(23,625)	(28,727)	5,102	17.8%
Income from discontinued operations, net of tax (Note E)	1,135	29,742	(28,607)	(96.2%)	1,004	33,362	(32,358)	(97.0%)
Net income (loss)	8,731	30,878	(22,147)	(71.7%)	(22,621)	4,635	(27,256)	**
Net income attributable to non-redeemable noncontrolling interest	(3,085)	(1,807)	(1,278)	(70.7%)	(2,869)	(884)	(1,985)	**
Net loss attributable to redeemable noncontrolling interest	-	240	(240)	(100.0%)	-	443	(443)	(100.0%)
Net income (loss) attributable to Pursuit	$5,646	$29,311	$(23,665)	(80.7%)	$(25,490)	$4,194	$(29,684)	**

Amounts Attributable to Pursuit:
Income (loss) from continuing operations	$4,511	$(431)	$4,942	**	$(26,494)	$(29,168)	$2,674	9.2%
Income from discontinued operations, net of tax (Note E)	1,135	29,742	(28,607)	(96.2%)	1,004	33,362	(32,358)	(97.0%)
Net income (loss)	$5,646	$29,311	$(23,665)	(80.7%)	$(25,490)	$4,194	$(29,684)	**

Income (loss) per common share attributable to Pursuit (Note F)
Basic income (loss) per common share	$0.20	$0.98	$(0.78)	(79.6%)	$(0.90)	$0.01	$(0.91)	**
Diluted income (loss) per common share	$0.20	$0.98	$(0.78)	(79.6%)	$(0.90)	$0.01	$(0.91)	**

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	28,256	21,126	7,130	33.7%	28,184	21,078	7,106	33.7%
Additional dilutive shares related to share-based compensation	136	-	136	**	-	-	-	**
Diluted weighted-average outstanding common shares	28,392	21,126	7,266	34.4%	28,184	21,078	7,106	33.7%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS (UNAUDITED)

(A) Operating expenses (exclusive of depreciation and amortization) - The increase in operating expenses for the three months ended June 30, 2025 compared to the prior year period was primarily due to increases in variable costs associated with increased transaction volumes and revenues, including royalty and concession fees, labor expense, and cost of goods, as well as other inflationary cost increases, including an increase in allocated administrative expenses, $1.0 million of increased repairs and maintenance expense, and a $0.7 million increase in professional services. These increases were partially offset by the periodic remeasurement of the Sky Lagoon finance lease obligation, which resulted in an unrealized foreign exchange gain of $3.9 million in the second quarter of 2025 as compared to an unrealized gain of $0.2 million in the second quarter of 2024.

(B) Selling, general, and administrative expenses - The increase in selling, general and administrative expenses is primarily due to higher transaction-related costs of $3.4 million during the three months ended June 30, 2025 and $8.3 million during the six months ended June 30, 2025 (primarily related to our transition to a standalone publicly-traded operating company in connection with the sale of the GES Business, as well as expenses associated with our acquisition of Tabacón), offset in part by a decrease in corporate overhead costs.

(C) Other expense, net - The increase in other expense, net is primarily due to a $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, during the three and six months ended June 30, 2025.

(D) Income tax expense - The effective tax rate was 28.5% for the three months ended June 30, 2025 compared to 70.9% for the three months ended June 30, 2024, and a negative 5.1% for the six months ended June 30, 2025 compared to 4.0% for the six months ended June 30, 2024. The decrease in the effective rate for the three months ended June 30, 2025 compared to the prior year period was primarily attributable to a tax benefit recorded during the three and six months ended June 30, 2025 of $3.2 million associated with the release of valuation allowances recorded against Canadian net operating losses, as well as the termination of the legacy Giltspur, Inc. Employees’ Pension Plan.

(E) Income (loss) from discontinued operations - On December 31, 2024, we completed the sale of the GES Business. Accordingly, the operating results of the GES Business are included within discontinued operations for 2024.

(F) Income (loss) per common share - Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or if-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than the participating securities. The if-converted method uses net income (loss) available to common stockholders and assumes conversion of all potential shares including the participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock. We apply the two-class method in calculating income (loss) per common share as unvested share-based payment awards that contain nonforfeitable rights to dividends and preferred stock are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) per share. The adjustment to the carrying value of the redeemable noncontrolling interest is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended June 30,				Six months ended June 30,
(in thousands)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change

Net income (loss) attributable to Pursuit	$5,646	$29,311	$(23,665)	(80.7%)	$(25,490)	$4,194	$(29,684)	**
Convertible preferred stock dividends	-	(1,950)	1,950	(100.0%)	-	(3,900)	3,900	(100.0%)
Undistributed income (loss) attributable to Pursuit	5,646	27,361	(21,715)	(79.4%)	(25,490)	294	(25,784)	**
Less: Allocation to participating securities	-	(6,568)	6,568	(100.0%)	-	(70)	70	(100.0%)
Net income (loss) allocated to Pursuit common shareholders (basic)	$5,646	$20,793	$(15,147)	(72.8%)	$(25,490)	$224	$(25,714)	**
Add: Allocation to participating securities	-	-	-	**	-	-	-	**
Net income (loss) allocated to Pursuit common shareholders (diluted)	$5,646	$20,793	$(15,147)	(72.8%)	$(25,490)	$224	$(25,714)	**

Basic weighted-average outstanding common shares	28,256	21,126	7,130	33.7%	28,184	21,078	7,106	33.7%
Additional dilutive shares related to share-based compensation	136	-	136	**	-	-	-	**
Diluted weighted-average outstanding common shares	28,392	21,126	7,266	34.4%	28,184	21,078	7,106	33.7%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)", “Adjusted EPS”, "Adjusted EBITDA", and “Adjusted EBITDA Margin”, which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Pursuit’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the most comparable GAAP measures, because they do not consider a variety of items affecting Pursuit’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Pursuit’s consolidated financial performance, a user of Pursuit’s financial information should consider net income attributable to Pursuit as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are considered useful operating metrics, in addition to net income attributable to Pursuit, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Pursuit’s performance. Management believes that the presentation of Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin provide useful information to investors regarding Pursuit’s results of operations for trending, analyzing and benchmarking the performance and value of Pursuit’s business.

Additionally, we calculate the impact of foreign exchange rate variances by converting non-United States Dollar results using comparative period exchange rates and determining the change from prior period reported results.

	Three months ended June 30,				Six months ended June 30,
(in thousands, except per share data)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Adjusted net income (loss):
Net income (loss) attributable to Pursuit	$5,646	$29,311	$(23,665)	(80.7%)	$(25,490)	$4,194	$(29,684)	**
Income from discontinued operations attributable to Pursuit, net of tax	(1,135)	(29,742)	28,607	96.2%	(1,004)	(33,362)	32,358	97.0%
Income (loss) from continuing operations attributable to Pursuit	4,511	(431)	4,942	**	(26,494)	(29,168)	2,674	9.2%
Restructuring charges, pre-tax	259	1	258	**	297	1	296	**
Transaction-related costs and other non-recurring expenses, pre-tax (Note A)	4,009	760	3,249	**	9,011	3,674	5,337	**
Remeasurement of finance lease obligation attributable to Pursuit, pre-tax (Note B)	(3,881)	(182)	(3,699)	**	(6,062)	822	(6,884)	**
Legacy pension termination, pre-tax (Note C)	5,393	-	5,393	**	5,393	-	5,393	**
Tax expense (benefit) on above items	(1,863)	12	(1,875)	**	(1,669)	(95)	(1,574)	**
Portion of above amounts attributable to non-controlling interests	1,704	89	1,615	**	2,773	(403)	3,176	**
Adjusted net income (loss)	$10,132	$249	$9,883	**	$(16,751)	$(25,169)	$8,418	33.4%

Adjusted EPS:
Adjusted net income (loss) (as reconciled above)	$10,132	$249	$9,883	**	$(16,751)	$(25,169)	$8,418	33.4%
Convertible preferred stock dividends	-	(1,950)	1,950	(100.0%)	-	(3,900)	3,900	(100.0%)
Undistributed adjusted net income (loss) attributable to Pursuit	10,132	(1,701)	11,833	**	(16,751)	(29,069)	12,318	42.4%
Add: Allocation to participating securities (Note D)	-	408	(408)	(100.0%)	-	-	-	**
Diluted adjusted net income (loss) allocated to Pursuit common shareholders	$10,132	$(1,293)	$11,425	**	$(16,751)	$(29,069)	$12,318	42.4%
Diluted weighted-average outstanding common shares	28,392	21,126	7,266	34.4%	28,184	21,078	7,106	33.7%
Adjusted EPS	$0.36	$(0.06)	$0.42	**	$(0.59)	$(1.38)	$0.79	57.2%

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring expenses include:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
Transaction-related costs[1]	$3,364	$55	$8,274	$62
Start-up costs[2]	-	20	-	1,960
SG&A costs previously allocated to GES[3]	-	622	-	1,514
Other non-recurring expenses[4]	645	63	737	138
Transaction-related and other non-recurring expenses, pre-tax	$4,009	$760	$9,011	$3,674

1 Transaction-related costs represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs.

2 Start-up costs include expenses primarily related to the development of our new Flyover attraction in Chicago and trailing expenses related to the Flyover Toronto lease exit.

3 Represents net expenses previously allocated to/from GES that do not qualify for discontinued operations treatment.

4 Includes certain non-recoverable Jasper insurance-related costs in 2025 and non-capitalizable fees and expenses related to our shelf registration in 2024.

(B) Remeasurement of finance lease obligation attributable to Pursuit represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Pursuit’s 51% interest in Sky Lagoon.

(C) The legacy pension termination represents a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25.

(D) Preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating adjusted net income (loss) per common share unless the effect of such inclusion is anti-dilutive to total undistributed income attributable to Pursuit.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended June 30,				Six months ended June 30,
($ in thousands)	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change

Revenue	$116,743	$101,201	$15,542	15.4%	$154,322	$138,432	$15,890	11.5%

Net income (loss) attributable to Pursuit	$5,646	$29,311	$(23,665)	(80.7%)	$(25,490)	$4,194	$(29,684)	**
Net income attributable to non-redeemable noncontrolling interest	3,085	1,807	1,278	70.7%	2,869	884	1,985	**
Net loss attributable to redeemable noncontrolling interest	-	(240)	240	(100.0%)	-	(443)	443	(100.0%)
Income from discontinued operations, net of tax	(1,135)	(29,742)	28,607	96.2%	(1,004)	(33,362)	32,358	97.0%
Interest expense, net	1,928	3,937	(2,009)	(51.0%)	3,392	6,859	(3,467)	(50.5%)
Income tax expense	3,021	2,772	249	9.0%	1,155	1,118	37	3.3%
Depreciation and amortization	11,073	11,182	(109)	(1.0%)	22,041	20,945	1,096	5.2%
Other expense, net (A)	5,962	309	5,653	**	6,319	619	5,700	**
Start-up costs (B)	-	20	(20)	(100.0%)	-	1,960	(1,960)	(100.0%)
Transaction-related costs (C)	3,364	55	3,309	**	8,274	62	8,212	**
SG&A costs previously allocated to GES (D)	-	622	(622)	(100.0%)	-	1,514	(1,514)	(100.0%)
Other non-recurring expenses (E)	645	63	582	**	737	138	599	**
Remeasurement of finance lease obligation (F)	(3,881)	(182)	(3,699)	**	(6,062)	822	(6,884)	**
Adjusted EBITDA	$29,708	$19,914	$9,794	49.2%	$12,231	$5,310	$6,921	**
Adjusted EBITDA attributable to noncontrolling interest	(4,396)	(3,825)	(571)	(14.9%)	(5,346)	(5,044)	(302)	(6.0%)
Adjusted EBITDA attributable to Pursuit	$25,312	$16,089	$9,223	57.3%	$6,885	$266	$6,619	**
Adjusted EBITDA Margin	25.4%	19.7%		5.8%	7.9%	3.8%		4.1%

	2024
($ in thousands)	Q1	Q2	Q3	Q4	FY

Revenue	$37,231	$101,201	$182,257	$45,799	$366,488

Net income (loss) attributable to Pursuit	$(25,117)	$29,311	$48,615	$315,735	$368,544
Net income (loss) attributable to non-redeemable noncontrolling interest	(923)	1,807	7,178	(1,505)	6,557
Net income (loss) attributable to redeemable noncontrolling interest	(203)	(240)	71	(886)	(1,258)
Income from discontinued operations, net of tax	(3,620)	(29,742)	(5,323)	(386,918)	(425,603)
Interest expense, net	2,922	3,937	3,461	3,862	14,182
Income tax expense (benefit)	(1,654)	2,772	10,507	(5,300)	6,325
Depreciation and amortization	9,763	11,182	11,277	10,738	42,960
Restructuring charges	-	1	-	3,156	3,157
Impairment charges	-	-	6,110	41,462	47,572
Other expense, net (A)	310	308	255	43	916
Start-up costs (B)	1,940	20	207	99	2,266
Transaction-related costs (C)	7	55	654	2,159	2,875
Integration costs	-	-	2	(2)	-
SG&A costs previously allocated to GES (D)	892	622	1,013	1,049	3,576
Other non-recurring expenses (E)	75	63	17	3,966	4,121
Remeasurement of finance lease obligation (F)	1,004	(182)	(1,113)	1,167	876
Adjusted EBITDA	$(14,604)	$19,914	$82,931	$(11,175)	$77,066
Adjusted EBITDA Margin	(39.2%)	19.7%	45.5%	(24.4%)	21.0%

** Change is greater than +/- 100 percent

(A) Includes a largely non-cash $5.4 million settlement charge associated with the termination of the legacy Giltspur Inc. Employees’ Pension Plan, which was reclassified from AOCL, in Q2'25.

(B) Start-up costs include expenses primarily related to the development of our new Flyover attraction in Chicago and trailing expenses related to the Flyover Toronto lease exit.

(C) Transaction-related costs represent expenses related to acquisition, divestiture, and other corporate development activities, including costs for integration, separation (sale of GES), diligence, feasibility, legal, and other costs.

(D) Represents net expenses previously allocated to/from GES that do not qualify for discontinued operations treatment.

(E) Includes a charitable pledge to support Jasper's recovery in Q4'24 and certain non-recoverable insurance-related costs and non-capitalizable fees and expenses related to our shelf registration in 2024.

(F) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within operating expenses related to the periodic remeasurement of the Sky Lagoon finance lease obligation.